Exhibit 5.1
March 14, 2017

Innovus Pharmaceuticals, Inc.
9171 Towne Center Drive, Suite 440
San Diego, California 92122

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel for Innovus Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1, Registration No. 333-215851 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement covers (A) the proposed public offering of an aggregate of up to: (i) 25,000,000 shares of the Company’s common stock (“Common Stock”), par value $0.001 per share (the “Shares”), (ii) 25,000,000 Series A Warrants, as such term is defined in the Registration Statement, to each purchase one share of the Company’s Common Stock (“Series A Warrant Shares”); (iii) 25,000,000 Series B Warrants, as such term is defined in the Registration Statement, to each purchase one share of the Company’s Common Stock (“Series B Warrant Shares”); and (iv) 1,250,000 warrants (the “Placement Agent Warrants”) to each purchase one share of Common Stock issuable to the placement agent identified in the Registration Statement (the “Placement Agent Warrant Shares”), and (B) the proposed resale of up to 25,617,592 shares of Common Stock by the selling stockholders identified in the Registration Statement (the “Selling Stockholder Shares”). The Shares, Series A Warrants, Series A Warrant Shares, Series B Warrants, Series B Warrant Shares, Placement Agent Warrants, Placement Agent Warrant Shares and the Selling Stockholder Shares are collectively referred to herein as the “Securities.”

As the basis for the opinion hereinafter expressed, we have examined such statutes, Company corporate records and documents, certificates of Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinion set forth below.

In making our examination, we have assumed the legal capacity of all natural persons, that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.  We have also assumed the accuracy and completeness of all information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.  We have relied upon a certificate and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that (i) and Selling Stockholder Shares are duly authorized, validly issued, fully paid and nonassessable; (ii) the Shares, Series A Warrants, Series B Warrants and Placement Agent Warrants, when issued and sold in the manner contemplated by the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable; (iii) the Series A Warrants, Series B Warrants and Placement Agent Warrants each constitute a valid, legally binding obligation of the Company, enforceable against the Company in accordance with its terms; and (iv) the Series A Warrant Shares, Series B Warrant Shares and Placement Agent Warrant Shares, when issued by the Company upon the exercise and in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable.

The opinion rendered herein is limited to the Corporation Code of the State of Nevada and the federal laws of the United States.

We hereby consent to the reference to us under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement, and any amendments thereto.  In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

Disclosure Law Group,
a Professional Corporation

By:   /s/ Daniel W. Rumsey Esq.
        Daniel W. Rumsey, Esq.